EXHIBIT 99.2

INTERLEUKIN GENETICS, INC. AND THE UNIVERSITY OF MICHIGAN TO
ASSESS PREDICTIVE VALUE OF NEW GENETIC TEST FOR PERIODONTAL
DISEASE

•    Large Landmark Clinical Study Designed to Demonstrate Benefits of Interleukin
Genetics’ newest PST® Genetic Test for Prevention of Periodontal Disease and Tooth
Loss

•    Study Results Expected to Establish Reimbursement Coverage for Test

Waltham, Mass. and Ann Arbor, Mich. – August 12, 2010 – Interleukin Genetics, Inc. (NYSE Amex: ILI) announced today that the Company has signed an agreement with the University of Michigan to conduct a landmark clinical study on risk factors predictive of periodontal disease progression to tooth loss using a new version of Interleukin Genetics’ PST genetic test.  PST is the Company's genetic test brand that identifies individuals with increased risk for severe and progressive periodontal disease and significant tooth loss based on a proprietary panel of genetic variations that predispose an individual to over-express inflammation. The clinical study using a large dental claims database will be conducted and led by Dr. William Giannobile, Director of the Michigan Center for Oral Health Research (“MCOHR”) at the University of Michigan School of Dentistry and is designed to test whether risk factors, including genetic information, can guide more successful intervention and thus reduce the adverse outcomes of periodontal disease, such as tooth loss.

An estimated 75 percent of American adults have some form of periodontal disease, and approximately 20-25 percent have moderate to severe periodontitis which, if not diagnosed early and treated properly, can lead to tooth loss, and major changes in appearance. In addition, clinical studies have associated severe periodontal disease with increased risk for heart attack, stroke and low birth-weight babies. Multiple studies have shown that genetics are responsible for much of the differences among patients in the severity of periodontal disease.

“We’re pleased to embark upon this clinical study with the University of Michigan School of Dentistry aimed at using the PST test as one part of periodontitis risk assessment to guide preventative services to reduce the incidence and complications of periodontal disease,” said Dr. Kenneth Kornman, President and Chief Scientific Officer of Interleukin Genetics, Inc. “One of the goals of personalized health care is to detect disease earlier and prevent it more effectively. With research suggesting that individuals with severe periodontal disease are at risk for other chronic disease complications, we have a unique opportunity to leverage genetic science to provide an integrated approach to early detection, prevention and management of oral health.

“This will be the largest clinical study ever conducted to evaluate the application of genetic information for the prevention of periodontal disease,” said William Giannobile D.D.S., D.Med.Sc., University of Michigan Najjar Professor of Dentistry and Director of MCOHR.  “The results from this study could prove valuable for setting up new prevention strategies based on risk assessment tools, including genetic information.  Results from the study may lead to a significant improvement in the allocation of critical oral care resources and demonstrate the benefits of applying a personalized medicine approach to improving health outcomes.”

Molecular biomarkers are now being used in various ways to provide an individual patient with optimal treatments. One of the major rationales for personalized healthcare involves guiding preventive services to more effectively prevent complications of common chronic diseases of aging, such as periodontitis, and to better allocate overall resources.

“This clinical study may provide findings that could potentially lead to greater adoption and widespread reimbursement of our important PST genetic test.  We are excited to be working with our partners on this program,” said Lewis H. Bender, Chief Executive Officer of Interleukin Genetics.

About the Study

This study, which is expected to begin in the fall and take approximately 12 months to complete, will determine if dental patients can be stratified using clinical and biomarker parameters to guide frequency of preventive services to effectively prevent periodontitis progression. The study will enroll approximately 4,000 consenting individuals with more than 15 consecutive years of documented oral health history. Information on periodontitis risk factors and genetic information will be collected from participants to assess the frequency of preventive visits that is consistent with maintenance of proper periodontal health in patients classified as either low-risk or high-risk for periodontitis progression.  This study is being funded by Renaissance Health Service Corporation, a nonprofit organization focused on the advancement of oral health.

About PST®

PST® is a genetic test that analyzes genes for variations that identify an individual’s predisposition for over-expression of inflammation and risk for more severe periodontal disease.  The PST genetic test identifies specific polymorphisms (genetic variations) in genes that regulate the production of interleukin cytokines.  Higher gingival levels of these proteins are associated with destruction of soft tissue attachment and bone, and increased severity of periodontitis in certain patient populations.  The new PST product that will be evaluated is predictive of severe disease and tooth loss for all ethnic populations.  Results from several previous clinical studies indicate that certain inflammatory cytokine levels in the gingival crevicular fluid were significantly higher in PST positive patients than in patients who were PST negative. PST testing need only be done once in a lifetime and identifies “at risk” patients early on to enable targeted treatment.  This objective information allows the dentist and hygienist to better guide treatment to reduce complications and costs associated with more severe periodontitis. The test also helps to establish long-term patient relationships based on the patient’s genetic predisposition.

About Periodontal Disease and Oral Health Care

According to the American Academy of Periodontology, periodontitis (gum disease) is a chronic inflammatory disease initiated by bacterial accumulations on the teeth. If untreated, or inadequately treated, periodontitis destroys the bone and soft tissues that support the teeth and ultimately leads to tooth loss. Although bacteria are essential for initiating periodontitis, the severity of disease and response to treatment are the result of disease modifying factors including smoking, diabetes, and genetics. Multiple studies have shown that genetic factors are responsible for more than 50 percent of the differences among patients in the severity of periodontal disease.  Recent studies link periodontitis with diabetes, heart disease, stroke and premature, low-weight births. According to information from the Center for Disease Control and Prevention, one-fourth of U.S. adults aged 60 and older have lost all of their teeth.  In 2009, an estimated $102 billion was spent on dental services in the United States and each year, Americans make about 500 million visits to dentists. More information is available through the American Academy of Periodontology at www.perio.org.

About Michigan Center for Oral Health Research

The Michigan Center for Oral Health Research (MCOHR), a unit within the School of Dentistry, serves the School, the dental profession, and the public in the translation of basic knowledge into new clinical therapies.  MCOHR also supports the evaluation of existing therapies in contexts in which there are important evidence gaps in order to improve oral, dental and craniofacial health.  The University of Michigan School of Dentistry is one of the nation's leading dental schools engaged in oral health care education, research, patient care, and community service and is currently the leading dental research institution in the U.S. as judged by research funding. Research at the School of Dentistry seeks to discover and apply new knowledge that can help patients worldwide. For more information about the School of Dentistry, visit us on the Web at www.dent.umich.edu.

About Interleukin Genetics

Interleukin Genetics, Inc. (NYSE Amex: ILI) develops and markets genetic tests that empower consumers to prevent chronic diseases of aging and that assist pharmaceutical companies in the development and marketing of targeted therapeutics. The Company leverages its research, intellectual property and biomarker development experience to facilitate the emerging personalized health market. Interleukin Genetics is headquartered in Waltham, MA.  The PST Test is a proprietary genetic test panel developed by Interleukin Genetics that analyzes single nucleotide variations among a number of genes to create a risk profile for periodontal disease and tooth loss. The Company also has a line of genetic tests marketed under the Inherent Health brand (www.inherenthealth.com).  Tests are analyzed in Interleukin Genetics’ CLIA-certified laboratory. For more information please visit www.ilgenetics.com.

Certain statements contained herein are “forward-looking” statements including statements regarding the potential utility of the Company’s PST® Genetic Test and the potential of the study to lead to reimbursement coverage for the PST® Genetic Test.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of market acceptance of the Company’s products, the risk of technology and product obsolescence, delays in product development, the performance of commercial partners, the availability of adequate capital, the actions of competitors and other competitive risks, and those risks and uncertainties described in the Company’s  annual report on Form 10-K for the year ended December 31, 2009, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company disclaims any obligation or intention to update these forward-looking statements.

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MEDIA CONTACTS:

Erin Walsh
Interleukin Genetics
617-281-8184

ewalsh@ilgenetics.com

Laura Bailey
University of Michigan
734-647-1848, 734-764-1552

baileylm@umich.edu